Exhibit 99.1

Personalis Reports First Quarter 2023 Financial Results

FREMONT, Calif. – May 3, 2023 –Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for precision oncology, today reported financial results for the first quarter ended March 31, 2023 and provided recent business highlights.

Recent Business Updates

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Announced a collaboration with Cancer Research UK, University College London, and the Francis Crick Institute to utilize our ultra-sensitive NeXT Personal® tumor-informed liquid biopsy assay for the TRACERx study, a groundbreaking lung cancer initiative, to identify and track minimal residual disease (MRD) potentially before recurrence is detected through standard of care technologies

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Presented new data to highlight NeXT Personal’s unparalleled sensitivity in four posters at the American Association for Cancer Research (AACR) Annual Meeting 2023, including initial findings from research with University Medical Center Hamburg-Eppendorf (UKE), which showed that NeXT Personal may improve the ability to predict responses or resistance to immunotherapy earlier than imaging

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Extended partnership with AstraZeneca to use NeXT Personal to explore ultra-sensitive MRD measurement, including clinically relevant and personalized variant tracking, for clinical research and drug development

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Partnered with Criterium and the Academic Breast Cancer Consortium (ABRCC) to conduct a prospective clinical trial to validate the clinical performance of the NeXT Personal assay to evaluate MRD and subsequent recurrence in patients with early-stage, resectable triple negative breast cancer (TNBC)

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Appointed Chris Hall as Chief Executive Officer (CEO) and a member of the Board, in addition to his role as President; promoted Aaron Tachibana to Chief Operating Officer (COO), in addition to his role as Chief Financial Officer (CFO); and promoted Richard Chen to Executive Vice President, Chief Medical Officer (CMO) and R&D

“We grew revenue 24% in the first quarter relative to the first quarter of last year, demonstrating consistent execution against our sharpened strategic focus in both our clinical and biopharma businesses,” said Chris Hall, President and CEO of Personalis. “We are continuing to pursue revenue growth in three areas: winning in the MRD space, enabling customers to develop personalized cancer vaccines, and supporting biopharmaceutical customers with their clinical trials. This focus paves the way for us to enter into the clinical diagnostics market this year and become a critical partner in cancer recurrence monitoring and detection.”

First Quarter Financial Highlights

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Reported total company revenue of $18.9 million for the first quarter of 2023, representing a 24% increase compared with $15.2 million for the first quarter of 2022

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Revenue from pharma tests, enterprise, and other customers of $15.9 million in the first quarter of 2023, representing a 35% increase compared with $11.7 million in the first quarter of 2022; revenue from enterprise customers includes revenue from Natera of $9.5 million in the first quarter of 2023

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Revenue from population sequencing for the U.S. Department of Veterans Affairs Million Veterans Program (VA MVP) of $3.0 million in the first quarter of 2023, compared with $3.5 million in the first quarter of 2022

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Cash, cash equivalents, and short-term investments of $148.9 million as of March 31, 2023

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Net loss of $28.7 million, and net loss per share of $0.61 based on a weighted-average basic and diluted share count of 46.7 million in the first quarter of 2023

Second Quarter and Full Year 2023 Outlook

Personalis expects the following for the second quarter of 2023:

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Total company revenue of $16 million to $17 million
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Revenue from pharma tests, enterprise sales, and other customers of $13 million to $14 million
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Revenue from population sequencing of approximately $3 million

Personalis expects the following for the full year of 2023:

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Total company revenue in the range of $68 million to $72 million
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Revenue from pharma tests, enterprise sales, and all other customers in the range of $59 million to $63 million
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Revenue from population sequencing of approximately $9 million
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Net loss of approximately $103 million, reduced from $113 million in 2022 due to realization of headcount reduction savings, partially offset by investments in clinical evidence generation and non-cash depreciation expense for the new facility
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Cash usage of approximately $75 million, reduced from $119 million in 2022

Webcast and Conference Call Information

Personalis will host a conference call to discuss the first quarter financial results after market close on Wednesday, May 3, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live by dialing 877-451-6152 for domestic callers or 201-389-0879 for international callers.The live webinar can be accessed at https://investors.personalis.com. A replay of the webinar will be available shortly after the conclusion of the call and will be archived on the company's website.

About Personalis, Inc.

At Personalis, we are transforming the active management of cancer through breakthrough personalized testing. We aim to drive a new paradigm for cancer management, guiding care from biopsy through the life of the patient. Our highly sensitive assays combine tumor-and-normal profiling with proprietary algorithms to deliver advanced insights even as cancer evolves over time. Our products are designed to detect minimal residual disease (MRD) and recurrence at the earliest timepoints, enable selection of targeted therapies based on ultra-comprehensive genomic profiling, and enhance biomarker strategy for drug development. Personalis is based in Fremont, California. To learn more, visit www.personalis.com and connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “aim,” “continue to,” “expect,” “future,” “goal,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding NeXT Personal improving the ability to predict responses or resistance to immunotherapy earlier than imaging, the company entering into the clinical diagnostics market in 2023 and becoming a critical partner in cancer recurrence monitoring and detection, the company’s second quarter and full year financial guidance, cash runway, the company’s business outlook, and the company’s goals and aims. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Personalis’ actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers, including from Natera, which accounted for 50% of the company’s total revenue in the first quarter; the launch and market adoption of new products and new product features, such as NeXT Personal; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter-over-quarter and year-over-year; whether orders for the NeXT Platform and revenue from biopharmaceutical customers and Natera increase or decrease in future periods; ability to demonstrate attributes or advantages of NeXT Personal or the Personalis NeXT Platform; the evolution of cancer therapies and market adoption of the company’s services; risks associated with COVID-19 or other health epidemics or pandemics; unstable market, economic and geo-political conditions, which may significantly impact the company’s business and operations and the business and operations of Personalis’ customers and suppliers; and legal proceedings to enforce patents, and the presumed validity or enforceability of the company’s patents or other intellectual property rights. These and other potential risks and uncertainties that could cause actual results to differ materially from the results predicted in these forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Personalis’ Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (SEC) on February 23, 2023, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, being filed with the SEC later today. All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media:

pr@personalis.com

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$18,860	$15,227
Costs and expenses
Cost of revenue	14,130	10,949
Research and development	16,573	17,098
Selling, general and administrative	14,097	15,486
Restructuring and other charges	3,885	—
Total costs and expenses	48,685	43,533
Loss from operations	(29,825)	(28,306)
Interest income	1,253	144
Interest expense	(47)	(59)
Other income (expense), net	(26)	19
Loss before income taxes	(28,645)	(28,202)
Provision for income taxes	14	7
Net loss	$(28,659)	$(28,209)
Net loss per share, basic and diluted	$(0.61)	$(0.63)
Weighted-average shares outstanding, basic and diluted	46,740,270	44,995,752

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
Pharma tests and services	$6,333	$7,562
Enterprise sales	9,458	4,116
Population sequencing	3,005	3,501
Other	64	48
Total revenue	$18,860	$15,227

PERSONALIS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$87,172	$89,128
Short-term investments	61,767	78,530
Accounts receivable, net	18,103	16,642
Inventory and other deferred costs	8,219	8,591
Prepaid expenses and other current assets	7,511	6,808
Total current assets	182,772	199,699
Property and equipment, net	61,446	61,935
Operating lease right-of-use assets	23,971	26,480
Other long-term assets	3,991	4,586
Total assets	$272,180	$292,700
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,927	$12,854
Accrued and other current liabilities	20,653	19,013
Contract liabilities	2,563	1,264
Total current liabilities	34,143	33,131
Long-term operating lease liabilities	40,309	41,041
Other long-term liabilities	4,096	389
Total liabilities	78,548	74,561
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 46,774,490 and 46,707,084 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	5	5
Additional paid-in capital	583,151	579,456
Accumulated other comprehensive loss	(455)	(912)
Accumulated deficit	(389,069)	(360,410)
Total stockholders’ equity	193,632	218,139
Total liabilities and stockholders’ equity	$272,180	$292,700